Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Express, Inc. of our report dated March 17, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Express, Inc.’s Annual Report on Form 10-K for the year ended February 1, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

February 22, 2021